Exhibit 99.1

FOR IMMEDIATE RELEASE
May 15, 2006

Community Trust Bancorp, Inc. Announces Change in Independent Public Accounting Firm

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Community Trust Bancorp, Inc. (NASDAQ: CTBI) announced today that its Audit Committee has engaged BKD, LLP (“BKD”) to serve as its new independent registered certified public accountants, subject to the completion of BKD’s routine client acceptance procedures.

Community Trust Bancorp, Inc. also announced today that Deloitte & Touche LLP (“Deloitte”) resigned as its independent registered public accounting firm. The Audit Committee accepted Deloitte’s resignation.

The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

Community Trust Bancorp, Inc. is a bank holding company headquartered in Pikeville, Kentucky. For further information on Community Trust Bancorp, Inc., please visit the Company’s website at http://www.ctbi.com.